BAS was the affiliated party involved in the underwriting of all the following securities.

Fund Series	                Fund
Columbia Funds Series Trust I	COLUMBIA CORE BOND FUND
Columbia Funds Series Trust I	COLUMBIA CORE BOND FUND
Columbia Funds Series Trust I	COLUMBIA CORE BOND FUND
Columbia Funds Series Trust I	COLUMBIA CORE BOND FUND

Fund	                        Broker
COLUMBIA CORE BOND FUND 	RBS GREENWHICH CAPITAL
COLUMBIA CORE BOND FUND 	"MERRILL LYNCH, PIERCE, FENNER & SMITH"
COLUMBIA CORE BOND FUND 	"MERRILL LYNCH, PIERCE, FENNER & SMITH"
COLUMBIA CORE BOND FUND 	RBS GREENWHICH CAPITAL

Fund	                        Security
COLUMBIA CORE BOND FUND 	CENTEX HOME EQUITY 4.05 12/23/35
COLUMBIA CORE BOND FUND 	ING GROEP N.V.
COLUMBIA CORE BOND FUND 	KMI 5.7% 11/15/16
COLUMBIA CORE BOND FUND 	RENAISSANCE HOME EQUITY LOAN TRUST
                                5.399 2/25/36

Fund                     	Trade Date	Quantity
COLUMBIA CORE BOND FUND 	11/14/2005	"3,600,000"
COLUMBIA CORE BOND FUND 	12/2/2005	"2,800,000"
COLUMBIA CORE BOND FUND 	12/6/2005	"990,000"
COLUMBIA CORE BOND FUND 	12/9/2005	"7,770,000"

Fund                         	Price	        Amount
COLUMBIA CORE BOND FUND 	100.00000	"3,600,000"
COLUMBIA CORE BOND FUND 	100.00000	"2,800,000"
COLUMBIA CORE BOND FUND 	99.90300	"989,040"
COLUMBIA CORE BOND FUND 	100.00000	"7,770,000"